Exhibit 99.2
PennyMac Financial Services, Inc. 3Q25 EARNINGS REPORT October 2025

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, prepayment rates and the housing market; future loan origination, servicing and production, including future production, operating and hedge expenses; future loan delinquencies, defaults and forbearances; future earnings and return on equity as well as other business and financial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in housing prices, housing sales and real estate values; changes in macroeconomic, consumer and real estate market conditions; the federal government shutdown; compliance with changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by federal and state regulators and the enforcement of these regulations; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; foreclosure delays and changes in foreclosure practices; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; the accuracy or changes in the estimates we make about uncertainties, contingencies and asset and liability valuations; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; expanding or creating new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only. This presentation contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items and operating net income that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP. 2 FORWARD-LOOKING STATEMENTS

PENNYMAC FINANCIAL SERVICES

3Q25 RESULTS HIGHLIGHT EARNINGS POWER OF OUR BALANCED BUSINESS MODEL

3Q25 Results

Metric	Value
Net income	$182mm
Diluted EPS(1)	$3.37
Annualized ROE(1)	18%
Annualized operating ROE(2)	18%
Book value per share	$81.12
Dividend per common share	$0.30

Production Segment

Metric	Value
Pretax income	$123mm
Total loan acquisitions and originations(3)	$36.5bn
PFSI correspondent lock volume	$24.9bn
Broker direct lock volume	$8.0bn
Consumer direct lock volume	$6.0bn

Servicing Segment

Metric	Value
Pretax income	$157mm
Pretax income excluding valuation-related items(4)	$162mm
MSR(1) fair value changes and hedging results	$(4)mm
MSR fair value changes and hedging impact to diluted EPS	$(0.06)
Total servicing portfolio UPB(5)	$717bn

Note: All figures are for 3Q25 or are as of 9/30/25
(1) EPS = earnings per share; ROE = return on equity; MSR = mortgage servicing rights
(2) See slide 31 for a reconciliation of GAAP net income to non-GAAP annualized operating return on equity
(3) Includes volume fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT)
(4) Excludes $102 million in MSR fair value losses, $98 million in hedging gains, and a $0.1 million provision for losses on active loans - see slide 15
(5) UPB = unpaid principal balance; includes loans subserviced for PMT and others

3

3Q25 STRATEGIC UPDATE

Mortgage Banking Operating Pretax Income ($ in millions) Production • 13 - 20% operating return on equity in recent periods of elevated mortgage rates ‒ Servicing expected to continue providing a strong base level of operating earnings, with additional upside potential for the production segment when interest rates decline, as demonstrated by 3Q24 and 3Q25 results • With mortgage rates in the 6-6.5% range and stable delinquencies, we expect annualized operating returns on equity to average in the high-teens to low-twenties through 2026, with potential for additional upside if origination market volumes growth further 5 DELIVERING MID-TO-HIGH-TEENS OPERATING RETURNS ON EQUITY Annualized Operating ROE(1) Note: Figures may not sum due to rounding (1) See slide 31 for a reconciliation of GAAP to non-GAAP items Servicing net of valuation related changes(1)

Platform Validation Partnership with a premier market participant validates our best-in-class platform and capabilities 6 ACTIVE CAPITAL MANAGEMENT AND GROWTH IN THIRD-PARTY SUBSERVICING Completed the sale of an MSR portfolio to Annaly Capital Management, Inc. with an agreement to perform all subservicing and recapture activities Transaction Details 3.1% 100% unpaid principal balance weighted average coupon Conv. loans Capital Optimization Monetization of a lower-returning asset with proceeds to be reinvested in current production of higher note rate MSRs with greater recapture and return potential 6 Capital-Light Subservicing Growth Preserves the customer relationship and leverages the scale of our comprehensive platform $12bn

7 Last Twelve Months Correspondent Volume(1) (UPB in billions) Note: All data are as of 3Q25 or 9/30/25 unless otherwise noted (1) Inside Mortgage Finance through 6/30/25; includes volumes acquired for PMT (2) Inside Mortgage Finance; 9M25 correspondent market share is an estimate Correspondent Market Share(2) 15+ 783 $150B Years of operational excellence Active clients across the U.S UPB of annual production capacity with current levels of fixed expense OUTRIGHT LEADER IN CORRESPONDENT LENDING

Broker direct continues to present a significant opportunity, and ongoing channel growth has driven significant revenue contributions in recent periods 8 RAPIDLY-GROWING WHOLESALE LENDER #3 Largest wholesale channel participant Trusted alternative and essential second partner for brokers Tech-forward platform with unmatched support throughout the origination process (1) Inside Mortgage Finance through 2024; 3Q25 is an estimate Broker Direct Market Share(1)

EARNINGS POTENTIAL FROM CONSUMER DIRECT RECAPTURE OPPORTUNITY

Gov't. Loans: Note Rates >5%[1]

(UPB in billions)



$127
> 7.00%
$8
6.50 - 6.99%
$29
6.00 - 6.49%
$37
5.50 - 5.99%
$37
5.00 - 5.49%
$17
9/30/25

Gov't. Loan Refinance Recapture Rates



Refinance recapture(2)
Refinance recapture (inc. CES)(3)
28%
27%
43%
48%
48%
38%
53%
45%
62%
49%
2019
2020
2021
2022
2023
2024
9M25

Conv. Loans: Note Rates >5%[1]

(UPB in billions)



$164
> 7.00%
$36
6.50 - 6.99%
$65
6.00 - 6.49%
$28
5.50 - 5.99%
$23
5.00 - 5.49%
$13
9/30/25

Conv. Loans Refinance Recapture Rates



Refinance recapture(2)
Refinance recapture (inc. CES)(3)
12%
12%
22%
30%
42%
12%
31%
10%
38%
17%
2019
2020
2021
2022
2023
2024
9M25

- Strong production segment results this quarter driven by successful recapture activities
- Investments in AI and technology, including the introduction of Vesta's loan origination system, have driven meaningful improvements
- Large opportunity when rates decline
- Introduction of closed-end second liens in 2022 for customers to access home equity while retaining their low-rate, first lien mortgage

Note: Figures may not sum due to rounding

(1) Includes first-lien serviced for PFSI's own account as well as those subserviced for PMT and others

(2) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers; denominator = UPB of payoffs with no transfer of title or MLS listing identified

(3) Numerator = UPB of new consumer direct first lien refinance originations for existing portfolio customers + UPB of new consumer direct closed-end second lien (CES) originations from portfolio customers + UPB of retained first-liens for associated CES originations; denominator = UPB of payoffs with no transfer of title or MLS listing identified + UPB of retained first-liens for associated CES originations

9

KEY OPERATING METRICS & OTHER FINANCIAL SCHEDULES

PENNYMAC’S MARKET SHARE OVER TIME ACROSS ITS BUSINESSES 11 Loan Servicing Market Share Correspondent Production Market Share(1) (1) Broker Direct Market Share(1) Consumer Direct Market Share(1) Note: All figures are for PFSI and include volume fulfilled or subserviced for PMT (1) Historical market share: Inside Mortgage Finance; excludes second lien originations. For LTM 3Q25, we estimate $1.8 trillion in total origination volume, and that the correspondent channel represented 30% of the overall origination market, retail represented 50%, and broker represented 20%. Loan servicing market share is based on PFSI’s servicing portfolio UPB of $717 billion divided by $14.6 trillion in mortgage debt outstanding

PRODUCTION SEGMENT HIGHLIGHTS – VOLUME BY CHANNEL

Correspondent
(UPB in billions)



$28.3
$25.8
$5.9
$11.8
$8.1
$32.2
$29.8
$3.1
$13.2
$13.5
$29.3
$27.8
$3.3
$11.0
$13.4
3Q24
2Q25
3Q25
Conv. Acquisitions - for PFSI(1)
Gov't. Acquisitions - for PFSI(1)
Conv. and Jumbo Acquisitions - for PMT(2)
Total Locks(3)

Broker Direct
(UPB in billions)



$5.3
$3.4
$7.2
$5.3
$8.0
$5.6
3Q24
2Q25
3Q25
Originations
Locks

Consumer Direct
(UPB in billions)



$5.2
$2.4
$3.8
$2.8
$6.0
$3.1
3Q24
2Q25
3Q25
Originations
Locks

October 2025 (Estimated) – Correspondent

Locks: (UPB in billions)	$11.4
Acquisitions: (UPB in billions)	$10.5

October 2025 (Estimated) – Broker Direct

Locks: (UPB in billions)	$2.9
Originations: (UPB in billions)	$2.3
Committed pipeline[4]: (UPB in billions)	$2.6

October 2025 (Estimated) – Consumer Direct

Locks: (UPB in billions)	$2.7
Originations: (UPB in billions)	$1.8
Committed pipeline[4]: (UPB in billions)	$2.5

Note: Figures may not sum due to rounding
(1) Government-insured or guaranteed loans and certain conventional loans acquired through PFSI's correspondent production business and subsequently sold to PMT; PFSI earns income from holding and selling or securitizing the loans
(2) Loans fulfilled for PMT; for these loans, PFSI earns a fulfillment fee from PMT rather than income from holding and selling or securitizing the loans
(3) Includes locks related to loans sold to PMT
(4) Commitments to originate mortgage loans at specified terms at period end

12

PENNYMAC
FINANCIAL SERVICES

DRIVERS OF PRODUCTION SEGMENT RESULTS

($ in millions)	3Q24 Fallout Adjusted Locks	3Q24 Margin / Fulfillment Fee (bps)[1]	3Q24 Revenue Contribution (net of Loan origination expense)	3Q24 % of Production Revenue	2Q25 Fallout Adjusted Locks	2Q25 Margin / Fulfillment Fee (bps)[1]	2Q25 Revenue Contribution (net of Loan origination expense)	2Q25 % of Production Revenue	3Q25 Fallout Adjusted Locks	3Q25 Margin / Fulfillment Fee (bps)[1]	3Q25 Revenue Contribution (net of Loan origination expense)	3Q25 % of Production Revenue
PFSI correspondent[2]	$ 19,887	33	$ 65.3	26%	$ 27,634	25	$ 70.2	33%	$ 23,585	30	$ 71.7	25%
Broker direct	3,763	97	36.4	15%	5,355	87	46.5	22%	5,893	97	57.1	20%
Consumer direct	3,421	323	110.4	44%	2,403	408	98.1	47%	3,872	328	127.1	43%
Other[3]	n/a	n/a	26.1	10%	n/a	n/a	(9.9)	(5)%	n/a	n/a	30.3	10%
Total PFSI account revenues[4]	**$ 27,071**	**88**	**$ 238.2**	**95%**	**$ 35,392**	**58**	**$ 204.9**	**97%**	**$ 33,350**	**86**	**$ 286.2**	**98%**
PMT conventional correspondent	6,894	17	11.5	5%	3,183	18	5.8	3%	3,602	17	6.2	2%
Total Production revenues[4]		**74**	**$ 249.7**	**100%**		**55**	**$ 210.7**	**100%**		**79**	**$ 292.4**	**100%**
Production expenses[4]	**$ 33,964**	**35**	**$ 120.3**	**48%**	**$ 38,575**	**40**	**$ 153.0**	**73%**	**$ 36,953**	**46**	**$ 169.5**	**58%**
Production segment pretax income		**38**	**$ 129.4**	**52%**		**15**	**$ 57.8**	**27%**		**33**	**$ 122.9**	**42%**

- Revenue per fallout adjusted lock for PFSI's own account was 86 basis points in 3Q25, up from 58 basis points in 2Q25 due primarily to increased activity in the direct lending channels and post-lock impacts
  - Margin discipline in PFSI correspondent led to slightly higher total revenue earned on lower production volumes
  - Higher margins and volumes in broker direct; lower margins in consumer direct due to a higher percentage of refinance loans versus lower-balance closed-end second liens
  - Other revenue improvement driven by post-lock impacts from improving spreads on non-Agency loans and specified pools
- Production expenses[4] increased 11% from the prior quarter due primarily to higher volumes and increased capacity in the direct lending channels

Note: Figures may not sum due to rounding
(1) Expected revenue net of direct origination costs at time of lock (2) Includes government-insured or guaranteed loans and certain conventional loans for PFSI's own account (3) Reflects timing of revenue and loan origination expense recognition, hedging, pricing & execution changes, and other items (4) Total PFSI account revenues, total production revenues and production expenses are presented net of loan origination expenses, which are managed as a component of revenue margins

13

PENNYMAC FINANCIAL SERVICES

SERVICING SEGMENT HIGHLIGHTS

- Servicing portfolio totaled $716.6 billion in UPB at September 30, 2025, up 2% Q/Q and 11% Y/Y
- Sold $12 billion in UPB of MSR to Annaly Capital Management, Inc. with subservicing retained; continuing to pursue opportunities to expand our subservicing business beyond PMT
- Production volumes more than offset prepayment activity, leading to continued portfolio growth
- 60+ day delinquency rates for owned MSR up slightly from the end of the prior quarter
- Modification volume declined from the prior quarter while EBO loan volume increased slightly

Selected Operational Metrics

	2Q25	3Q25
Loans serviced (in thousands)	2,704	2,746
60+ day delinquency rate - owned portfolio[1]	3.2%	3.4%
60+ day delinquency rate - sub-serviced portfolio[2]	0.7%	0.7%
Actual CPR - owned portfolio[1]	8.5%	8.6%
Actual CPR - sub-serviced portfolio[2]	6.5%	6.6%
UPB of completed modifications ($ in millions)[3]	$4,019	$3,664
EBO loan volume ($ in millions)[4]	$1,029	$1,146

Loan Servicing Portfolio Composition
(UPB in billions)


$648.1
$699.7
$716.6
9/30/24
6/30/25
9/30/25
Owned
Subserviced(2)

Net Portfolio Growth
(UPB in billions)


$699.7
$(19.5)
$36.4
$716.6
At 6/30/25
Runoff(5)
Additions from loan production(6)
At 9/30/25

Note: Figures may not sum due to rounding
(1) Owned portfolio is predominantly government-insured and guaranteed loans – see Appendix slide 29 for additional details; delinquency data based on loan count (i.e., not UPB); CPR = Conditional Prepayment Rate
(2) Represents MSRs that we subservice for PMT and others
(3) UPB of completed modifications includes loss mitigation efforts associated with partial claims programs
(4) Early buyouts of delinquent loans from Ginnie Mae pools during the period
(5) Also includes loans sold with servicing released
(6) Includes consumer and broker direct production, government and conventional correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT

14

SERVICING PROFITABILITY EXCLUDING VALUATION-RELATED CHANGES

PENNYMAC FINANCIAL SERVICES

	3Q24		2Q25		3Q25	
	$ in millions	basis points[1]	$ in millions	basis points[1]	$ in millions	basis points[1]
Loan servicing fees	$ 462.0	28.9	$ 506.7	29.4	$ 535.1	30.2
Earnings on custodial balances and deposits and other income	136.7	8.5	115.9	6.7	133.6	7.5
Realization of MSR cash flows	(225.8)	(14.1)	(263.1)	(15.3)	(289.7)	(16.4)
EBO loan-related revenue[2]	29.7	1.9	33.0	1.9	37.9	2.1
Servicing expenses:						
Operating expenses	(83.7)	(5.2)	(79.6)	(4.6)	(84.5)	(4.8)
Payoff-related expense[3]	(18.5)	(1.2)	(17.2)	(1.0)	(18.2)	(1.0)
Losses and provisions for defaulted loans	(13.4)	(0.8)	(21.5)	(1.2)	(18.5)	(1.0)
EBO loan transaction-related expense	(0.7)	(0.0)	(0.8)	(0.0)	(1.0)	(0.1)
Interest expense	(116.9)	(7.3)	(129.6)	(7.5)	(133.0)	(7.5)
Non-GAAP: Pretax income excluding valuation-related changes	**$ 169.4**	**10.6**	**$ 143.7**	**8.3**	**$ 161.7**	**9.1**
Valuation-related changes						
MSR fair value[4]	(402.4)		15.9		(102.5)	
Hedging derivatives gains (losses)	242.1		(109.1)		98.3	
(Provision for) reversal of losses on active loans[5]	(5.7)		3.6		(0.1)	
GAAP: Servicing segment pretax income	**$ 3.3**		**$ 54.2**		**$ 157.4**	
Average servicing portfolio UPB	**$ 640,492**		**$ 689,612**		**$ 708,612**	

- Loan servicing fees increased from the prior quarter due to growth in the MSR portfolio; operating expenses increased slightly
- Earnings on custodial balances and deposits increased from the prior quarter due to higher average balances
  - Custodial funds managed for PFSI's owned servicing portfolio averaged $8.5 billion in 3Q25, up from $7.5 billion in 2Q25
- Realization of cash flows increased from the prior quarter due to growth in the MSR portfolio and higher realized and projected prepayment activity due to lower mortgage rates

Note: Figures may not sum due to rounding
(1) Of average portfolio UPB, annualized (2) Comprised of net gains on mortgage loans held for sale at fair value and interest income related to EBO loans (3) Consists of interest shortfall and recording and release fees
(4) Changes in fair value do not include realization of MSR cash flows (5) Considered in the assessment of MSR fair value changes

15

● Strong 3Q25 hedge results driven by adjustments made to our hedging practices at the beginning of the quarter ‒ More directly incorporates recapture expectations, driving a reduced reliance on more expensive options ‒ Enables a more measured approach towards rebalancing hedge positions ● Hedge costs are expected to remain contained, and we expect to more consistently realize results closer in line with our targeted hedge ratio going forward ● Shape of the yield curve, volatility, changes in mortgage basis and other factors can impact our realized hedge ratio 16 HEDGING APPROACH MODERATES THE VOLATILITY OF PFSI’S RESULTS MSR Valuation Changes and Offsets ($ in millions) MSR fair value change before realization of cash flows Hedging and related gains (losses) Production pretax income Attributed Performance MSR Hedge Net Rate Impacts $(93.9) $101.8 $7.9 Hedge Costs - $(3.5) $(3.5) Other Assumption & Performance Impacts $(8.6) - $(8.6) Prepayment-related $0.0 - $0.0 Delinquency-related $(14.5) - $(14.5) Other $5.9 - $5.9 Total $(102.5) $98.3 $(4.2)

• Active management of targeted D/E ratios: ‒ Total D/E near 3.5x with fluctuations largely driven by the origination environment or other market opportunities ‒ Non-funding D/E ratio near 1.5x MSR & Servicing Advance Financing PFSI’S STRONG BALANCE SHEET AND DIVERSE CAPITAL STRUCTURES 17 Low Debt-to-Equity (D/E) Ratio Diverse Financing Sources High Tangible Net Worth (TNW)(2)/Assets • High tangible net worth (TNW) / assets excluding loans eligible for repurchase • Unsecured senior notes provide low, fixed interest rates; first maturity in October 2029 • Issued $650 million of 8.5 year senior unsecured notes due February 2034 • Issued $300 million of 5-year term notes secured by Ginnie Mae MSR and servicing advances • As of September 30, 2025 total liquidity including cash and amounts available to draw with collateral pledged was $5.0 billion Non-funding D/E(1) Total D/E TNW / Assets TNW / Assets ex. Loans eligible for repurchase Financing capacity across multiple banks Note: All figures are as of September 30, 2025 (1) Non-funding debt includes face value of unsecured senior notes and notes payable secured by MSR, in addition to the amount drawn on the variable funding note

APPENDIX

Portfolio growth drives higher recurring fee income; prepayment speeds slow in rising rate environments, a natural hedge to origination income Refinance recapture to drive earnings growth when rates decline 19 COMPREHENSIVE MORTGAGE BANKING PLATFORM IS A FLYWHEEL Large volumes of production grow servicing portfolio nd largest in the U.S.(1) th largest in the U.S.(1) A culture of continuous process improvement and technological innovation to drive further scale and operational efficiency gains 2 6 Customer base of 2.7 million drives leads for consumer direct Correspondent Production Broker Direct Consumer Direct Leading market position in third-party lending enables access to the more consistent and growing purchase market Servicing Portfolio UPB(2) (in billions) (1) Inside Mortgage Finance for the 12 months ended 6/30/25 or as of 6/30/25 (2) Includes volume subserviced for PMT and others Loan Production Loan Servicing

PFSI Purchase Mix Industry Purchase Mix(5) 20 TRACK RECORD OF STRONG PERFORMANCE ACROSS MARKET ENVIRONMENTS Proven ability to generate attractive ROEs… …across different market environments… …with a strong orientation towards purchase money mortgages. (1) Represents partial year; initial public offering was May 8, 2013 (2) Adjusted return on equity was 7% excluding arbitration accrual of $158 million and related tax impact (3) Inside Mortgage Finance for historical data; forecast for 2025 represents the average of Mortgage Bankers Association (10/19/25) and Fannie Mae (9/11/25) forecasts (4) Bloomberg (5) Inside Mortgage Finance for historical industry purchase mix, 2Q25 is an estimate of Mortgage Bankers Association (10/19/25) and Fannie Mae (9/11/25) forecasts Average: 20% U.S. Origination Market(3) (in trillions) PFSI's Annualized Return on Average Common Stockholders' Equity (ROE) 10-Year Treasury Yield(4)

PENNYMAC FINANCIAL SERVICES

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS

Average 30-year fixed rate mortgage[1]


6.77%
6.30%
8.0%
6.0%
4.0%
9/30/22
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24
3/31/25
6/30/25
9/30/25

10-year Treasury Bond Yield[2]


4.23%
4.15%
5.0%
4.0%
3.0%
2.0%
9/30/22
12/31/22
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24
3/31/25
6/30/25
9/30/25

U.S. Origination Market Forecast[3]

(UPB in trillions)


$2.3
$1.9
$1.7
$0.4
$0.6
$0.8
$1.3
$1.4
$1.5
2024
2025E
2026E
Purchase
Refinance

Macroeconomic Metrics[4]

	9/30/24	12/31/24	3/31/25	6/30/25	9/30/25
10-year Treasury bond yield	3.8%	4.6%	4.2%	4.2%	4.2%
2/10 year Treasury yield spread	0.1%	0.3%	0.3%	0.5%	0.5%
30-year fixed rate mortgage	6.1%	6.9%	6.7%	6.8%	6.3%
Secondary mortgage rate	4.9%	5.9%	5.6%	5.5%	5.2%
U.S. home price appreciation (Y/Y% change)	3.9%	4.0%	3.4%	1.9%	1.7%
Residential mortgage originations (in billions)	$455	$460	$355	$495	$485

(1) Freddie Mac Primary Mortgage Market Survey. (2) U.S. Department of the Treasury. (3) Actual originations: Inside Mortgage Finance; Forecast originations; Average of Mortgage Bankers Association (10/19/25) and Fannie Mae (9/11/25) forecasts
(4) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg. Average 30-year fixed rate mortgage: Freddie Mac Primary Mortgage Market Survey. Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), Bloomberg. U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index (SPCSUSA); data is as of 7/31/25. Residential mortgage originations are for the quarterly period ended; source: Inside Mortgage Finance

21

ACQUISITIONS AND ORIGINATIONS BY PRODUCT 22 Note: Figures may not sum due to rounding Unaudited ($ in millions) 3Q24 4Q24 1Q25 2Q25 3Q25 Correspondent Acquisitions Conventional Conforming - for PMT $ 5,851 $ 3,241 $ 2,437 $ 2,740 $ 2,786 Conventional Conforming - for PFSI 8,092 13,567 8,961 13,521 13,444 Government - for PFSI 11,788 11,018 11,263 13,235 11,020 Jumbo - for PMT 97 256 344 346 557 Total $ 25,829 $ 28,082 $ 23,005 $ 29,841 $ 27,807 Broker Direct Originations - for PFSI Conventional Conforming $ 1,844 $ 2,115 $ 1,658 $ 2,876 $ 3,205 Government 1,183 1,340 887 1,546 1,315 Jumbo 368 698 744 813 1,028 Closed-end second liens 28 29 28 37 44 Total $ 3,424 $ 4,182 $ 3,316 $ 5,272 $ 5,592 Consumer Direct Originations - for PFSI Conventional Conforming $ 365 $ 580 $ 517 $ 739 $ 778 Government 1,786 2,514 1,728 1,593 1,833 Jumbo 15 22 22 20 36 Closed-end second liens 278 302 338 417 446 Total $ 2,444 $ 3,418 $ 2,604 $ 2,768 $ 3,093 Total acquisitions / originations $ 31,696 $ 35,682 $ 28,926 $ 37,882 $ 36,492 UPB of loans fulfilled for PMT (included in correspondent acquisitions) $ 5,948 $ 3,497 $ 2,782 $ 3,086 $ 3,343

INTEREST RATE LOCKS BY PRODUCT 23 Note: Figures may not sum due to rounding Unaudited ($ in millions) 3Q24 4Q24 1Q25 2Q25 3Q25 Correspondent Locks Conventional Conforming - for PMT $ 7,373 $ 2,741 $ 2,210 $ 3,009 $ 3,364 Conventional Conforming - for PFSI 8,229 13,810 9,988 14,697 13,936 Government - for PFSI 12,448 11,088 12,107 13,960 10,965 Jumbo - for PMT 253 454 526 529 1,036 Total $ 28,304 $ 28,093 $ 24,831 $ 32,197 $ 29,301 Broker Direct Locks - for PFSI Conventional Conforming $ 2,533 $ 2,334 $ 2,647 $ 3,651 $ 4,205 Government 2,039 1,249 1,592 2,094 1,931 Jumbo 720 834 1,192 1,354 1,767 Closed-end second liens 43 34 48 52 65 Total $ 5,335 $ 4,451 $ 5,478 $ 7,151 $ 7,967 Consumer Direct Locks - for PFSI Conventional Conforming $ 785 $ 744 $ 939 $ 992 $ 1,601 Government 3,972 2,480 2,416 2,155 3,724 Jumbo 26 29 27 29 53 Closed-end second liens 435 397 501 613 574 Total $ 5,218 $ 3,650 $ 3,883 $ 3,788 $ 5,952 Total locks $ 38,856 $ 36,194 $ 34,192 $ 43,136 $ 43,220

PRODUCTION SEGMENT HIGHLIGHTS – BUSINESS TRENDS BY CHANNEL

PENNYMAC FINANCIAL SERVICES

Multi-channel approach provides flexibility and has proven to be a competitive advantage, supporting profitability and pricing discipline while driving growth of the servicing portfolio

Correspondent

- Pennymac remains the largest correspondent aggregator in the U.S.
- Lock volumes for PFSI's account were down 13% and acquisitions were down 9% from 2Q25
- Introduced a prime non-QM product in 3Q25
- PMT purchased 17% of total conventional conforming correspondent production from PFSI through their fulfillment agreement in 3Q25, unchanged from 2Q25
  - We expect PMT to purchase approximately 15 - 25% of total conventional conforming correspondent production in 4Q25
- 783 correspondent sellers at September 30, 2025, up from 771 on June 30, 2025
- Purchase volume in 3Q25 was 91% of total acquisitions

Broker Direct

- Lock volumes were up 11% and originations were up 6% from 2Q25
- Approved brokers totaled 5,178 at September 30, 2025 up 2% from June 30, 2025 and 17% from September 30, 2024
  - Top brokers see Pennymac as a strong alternative to the top two channel lenders
- Purchase volume in 3Q25 was 80% of total originations
- Continued strength in jumbo originations, which were 18% of total originations in 3Q25, up from 15% in 2Q25

Consumer Direct

- Lock volumes were up 57% and originations were up 12% from 2Q25
- Continue to provide for the spectrum of needs of the 2.7 million customers in our servicing portfolio
  - Refinance lock volume in 3Q25 was $4.8 billion, or 81% of total locks, compared to $3.7 billion, or 70% in 2Q25
  - 95% of total lock volume, including both first and second-liens, was sourced from our large and growing servicing portfolio
  - $446 million of closed-end second lien mortgage loans funded in 3Q25, up from $417 million in 2Q25

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CREDIT CHARACTERISTICS BY ACQUISITION/ORIGINATION PERIOD 25 Correspondent Broker Direct Consumer Direct Note: Figures exclude closed-end second liens (CES) Weighted Average FICO Weighted Average DTI 3Q24 4Q24 1Q25 2Q25 3Q25 3Q24 4Q24 1Q25 2Q25 3Q25 Government-insured 715 719 718 721 722 Government-insured 44 44 45 45 45 Conventional Conforming 770 770 768 769 770 Conventional Conforming 38 38 38 38 38 Jumbo 774 778 777 777 778 Jumbo 36 36 37 38 36 Weighted Average FICO Weighted Average DTI 3Q24 4Q24 1Q25 2Q25 3Q25 3Q24 4Q24 1Q25 2Q25 3Q25 Government-insured 716 718 712 715 714 Government-insured 46 46 45 45 45 Conventional Conforming 765 769 765 763 765 Conventional Conforming 38 38 38 38 38 Jumbo 776 778 775 778 780 Jumbo 37 37 38 37 35 Weighted Average FICO Weighted Average DTI 3Q24 4Q24 1Q25 2Q25 3Q25 3Q24 4Q24 1Q25 2Q25 3Q25 Government-insured 702 695 687 688 683 Government-insured 45 44 44 44 44 Conventional Conforming 752 755 755 754 749 Conventional Conforming 38 37 37 37 37 Jumbo 762 770 778 763 768 Jumbo 37 37 45 35 40

September 30, 2025 Mortgage Servicing Rights Unaudited ($ in millions) Pool UPB(1) $470,282 Weighted average coupon 4.9% Weighted average servicing fee/spread 0.39% Weighted average prepayment speed assumption (CPR) 8.9% Fair value $9,654 As a multiple of servicing fee 5.3 26 MSR ASSET VALUATION (1) Excludes loans held for sale at fair value

• Pennymac’s per loan servicing expenses are among the lowest in the industry, despite a higher concentration of government loans, which are more difficult to service • Industry-leading customer service as evidenced by our multi-year servicing excellence awards from HUD, Fannie Mae and Freddie Mac • Lower unit costs due to the implementation of SSE, our proprietary servicing system, in 2019 27 Operating Expenses (annualized bps of average servicing portfolio UPB) Direct Servicing Expense(1) (annual $ cost per loan) TECHNOLOGY DRIVING EFFICIENCIES AND LOWER EXPENSES IN SERVICING • Culture of continuous process improvement • Continuing to increase efficiency through the use of emerging technologies, including capabilities of generative artificial intelligence • Increased scale and efficiency as the portfolio grows • Delinquencies remain moderated in the current market environment, further reducing operating expenses % Government Portfolio (1) MBA 2025 Servicing Operations Study (2024 data), Pennymac is included within Large IMBs

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING 28 Trends in Delinquency and Foreclosure Rates(1) 30-60 Day 60-90 Day 90+ Day In foreclosure (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 9/30/25, the UPB of mortgage servicing rights owned by PFSI and loans held for sale totaled $478 billion ● Overall, mortgage delinquency rates for the MSR portfolio increased slightly from the prior quarter but declined slightly from the prior year period, and remain within expected ranges for a predominately government-insured or guaranteed loan portfolio ● Servicing advances outstanding for PFSI’s MSR portfolio were approximately $353 million at September 30, 2025, down from $362 million at June 30, 2025 ‒ No principal and interest advances are outstanding

29 PFSI’S OWNED MSR PORTFOLIO CHARACTERISTICS Note: Figures may not sum due to rounding (1) Government loans include loans securitized in Ginnie Mae pools as well as loans sold to private investors (2) Other represents MSRs collateralized by conventional loans sold to private investors (3) Loan-to-values for closed-end seconds include only the second lien balance (4) Excludes loans held for sale at fair value As of September 30, 2025 Segment UPB ($ in billions)⁽⁴⁾ % of Total UPB Loan count (in thousands) Note rate Seasoning (months) Remaining maturity (months) Loan size ($ in thousands) FICO credit score at origination Original LTV Current LTV 60+ Delinquency (by UPB) Government⁽¹⁾ FHA $165.9 35.3% 766 4.7% 47 316 $217 684 93% 70% 5.7% VA $130.4 27.7% 464 4.1% 42 317 $281 732 91% 70% 1.8% USDA $21.0 4.5% 141 4.2% 62 301 $149 701 98% 65% 5.7% GSE FNMA $62.1 13.2% 191 5.3% 29 318 $325 763 75% 64% 0.6% FHLMC $75.7 16.1% 213 6.0% 18 333 $356 762 77% 70% 0.7% Other and Closed-End Seconds Other⁽²⁾ $12.7 2.7% 30 6.8% 12 347 $425 775 74% 70% 0.3% Closed-End Seconds⁽³⁾ $2.4 0.5% 31 9.3% 11 250 $79 744 19% 18% 0.2% Grand Total $470.3 100.0% 1,836 4.9% 38 319 $256 724 87% 69% 3.0%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA 30 Note: Figures may not sum due to rounding ($ in millions) 3Q24 2Q25 3Q25 Net income $ 69.4 $ 136.5 $ 181.5 Provision for (benefit from) income taxes 24.6 (60.0) 54.9 Income before provision for income taxes 93.9 76.4 236.4 Depreciation and amortization 13.8 14.7 13.0 Decrease (increase) in the fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model 402.4 (15.9) 102.5 Hedging (gains) losses associated with MSRs (242.1) 109.1 (98.3) Stock-based compensation 18.9 7.5 9.9 Non-recurring items - - - Interest expense on corporate debt 51.1 70.2 78.0 Adjusted EBITDA $ 338.1 $ 262.0 $ 341.5

RECONCILIATION OF GAAP ITEMS TO NON-GAAP ITEMS

Reconciliation of GAAP net income to operating net income and annualized operating return on equity

($ in millions)	3Q24	4Q24	1Q25	2Q25	3Q25
Net income	**$ 69.4**	**$ 104.5**	**$ 76.3**	**$ 136.5**	**$ 181.5**
Decrease (increase) in the fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	402.4	(540.4)	205.5	(15.9)	102.5
Hedging (gains) losses associated with MSRs	(242.1)	608.1	(106.8)	109.1	(98.3)
Non-recurring items	-	-	-	-	-
Adjustments	160.4	67.7	98.7	93.2	4.2
Tax impacts of adjustments[1]	43.1	18.2	26.4	23.4	1.1
Non-recurring tax adjustment	-	-	-	(81.6)	-
Operating net income	**$ 186.7**	**$ 154.0**	**$ 148.6**	**$ 124.6**	**$ 184.6**
Average stockholders' equity	$ 3,694.8	$ 3,779.2	$ 3,857.5	$ 3,939.9	$ 4,109.6
Annualized operating return on equity	**20%**	**16%**	**15%**	**13%**	**18%**

Reconciliation of GAAP servicing pretax income (loss) to servicing pretax income net of valuation related changes

($ in millions)	3Q24	4Q24	1Q25	2Q25	3Q25
Servicing pretax income	**$ 3.3**	**$ 87.3**	**$ 76.0**	**$ 54.2**	**$ 157.4**
Decrease (increase) in the fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	402.4	(540.4)	205.5	(15.9)	102.5
Hedging (gains) losses associated with MSRs	(242.1)	608.1	(106.8)	109.1	(98.3)
Non-recurring items	-	-	-	-	-
Provision for credit losses on active loans	5.7	13.3	(3.2)	(3.6)	0.1
Servicing pretax income net of valuation related changes	**$ 169.4**	**$ 168.3**	**$ 171.5**	**$ 143.7**	**$ 161.7**

Note: Figures may not sum due to rounding
(1) Assumes a tax rate of 26.85% in periods prior to 4Q24, 26.70% in 4Q24 and 1Q25, and 25.165% in 2Q25 and after

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